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[Jones Vargas Letterhead]

December 20, 2005

Power Efficiency Corporation
3900 Paradise Road, Suite 283
Las Vegas, NV 89109
Attention: BJ Lackland

Exhibit 5.1

Re:
Power Efficiency Corporation—Registration Statement on Form SB-2 in respect of the resale of up to 27,883,869 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

        We have acted as counsel to Power Efficiency Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale by the selling stockholders named in the Registration Statement of up to 27,883,869 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, issued or issuable on the exercise of stock purchase warrants or stock options (collectively, the stock purchase warrants and stock options are identified herein as the "Options and Warrants") as contemplated in the Registration Statement.

        In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance, and sale of the Shares and the Options and Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records, and other instruments, and have obtained such certificates and other representations and assurances as we have deemed necessary or appropriate for the purposes of this opinion.

        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents, and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

        Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares are, or with respect to the Shares issuable pursuant to the exercise of the Options and Warrants as contemplated in the Registration Statement, upon such exercise will be, validly issued, fully paid, and nonassessable.

        Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Delaware as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

                      Very truly yours,

                      /s/ Jones Vargas

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  Exhibit 5.1